SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)   May 5, 2003

Sherwood Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

001-14091	56-1349259
(Commission File Number)	(IRS Employer Identification No.)

1803 Research Blvd. Suite 201 Rockville, MD 20850
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s Telephone Number, Including Area Code   (301) 309-6161

(Former name or former address, if changed since last report)

Item 5.	Other.

The Company’s common stock purchase warrants outstanding covering 775,000 shares of common stock, with an exercise price of $7.50 per share, have an expiration date of May 6, 2003.  The Company does not expect to extend the warrant expiration date.

Attached as Exhibit 99.1 and incorporated by reference herein is a press release made by the Company on May 5, 2003.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

The following exhibits are filed as part of this Report on Form 8-K:

99.1	Press Release dated May 5, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHERWOOD BRANDS, INC.

Dated: May 5, 2003	By:	/s/ Uziel Frydman
Name: Uziel Frydman
Its: President and Chief Executive Officer